Exhibit 4.1

                          CERTIFICATE  OF  AMENDMENT  TO
                        CERTIFICATE  OF  INCORPORATION  OF
                              FLEXXTECH  CORPORATION
                             A  Nevada  Corporation

The  undersigned  hereby  certifies  as  follows:

ONE: that they are the President and Secretary, respectively, of FLEXXTECH CORPORATION, a Nevada Corporation.

TWO: That, at a meeting of the Board of Directors held on June 16, 2003, which was ratified by a subsequent shareholders' written consent dated June 26, 2003 the Corporation resolved to amend Article First of it Articles of Incorporation as follows:

IT IS RESOLVED, that Article First of the Articles of Incorporation is hereby amended to read as follows:

FIRST: Name of the corporation ("referred to as the corporation") is Network Installation Corp.

THREE: This amendment was approved by the required vote of shareholders in accordance with the corporation's law of the sate of Nevada. The total number of outstanding shares of each class entitled to vote for the amendment is 10,325,497. The number of shares of each class voting for the amendment equaled or exceeded the vote required, that being over fifty (50%) percent. The amendment was approved by a vote of 7,382,000 shares. Equaling 71% of all shares entitled to vote.

Date:  June  26,  2003

     We the undersigned, hereby declare, under penalty of perjury, in accordance with the laws of the state of Nevada, that we are the President and Secretary of the above-referenced corporation, that we executed the above-referenced Certificate of Amendment to the Articles of Incorporation, that we have personal knowledge of the information contained therein, and that the information contained therein is true and correct.


/s/  Michael  Cummings
------------------------------------
Michael  Cummings,  President

/s/  Douglas  Leighton
-----------------------------------
Douglas  Leighton,  Secretary.

State  of  Nevada
Secretary  of  State
I hereby certify that this is a true and complete copy of the document as filed in this office
July  10,  2003

/s/  Secretary  of  State
---------------------------
Secretary  of  State